United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 13, 2019

sustainable Projects group inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54875	81-5445107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Banyan Boulevard, Suite 220, Naples, Florida	34102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     239-307-2925

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Sustainable Projects Group Inc.	Page 2

Information to be included in report

Item 1.01. Entry into a Material Definitive Agreement

Letter Agreement – Mineral Claims

Pursuant to the terms and conditions of a letter agreement dated December 31, 2018 between Sustainable Projects Group Inc. and John Leliever, SPGX has sold all of its rights, title, and interest in 13 mineral claims in the Thunder Bay Mining Division Rickaby and Lapierre Townships. As consideration for the sale of the mineral claims Mr. Leliever returned 1,052,631 shares in the common stock of SPGX. The shares have been received by SPGX, and the shares have been cancelled and returned to treasury.

As additional consideration for the sale of the mineral claims, the 3.0% net smelter return granted on the 13 minerals claims, as owed by SPGX and granted in favor of Mr. Leliever, has been cancelled effective December 31, 2018.

See Exhibit 10.15 - Letter Agreement for more details.

The 13 mineral claims were initially purchased by SPGX in March 2017. See Exhibit 10.2 - Property Purchase Agreement for more details.

Purchase Agreement – Falcon Projects AG

Pursuant to the terms and conditions of a purchase agreement dated December 26, 2018 between Sustainable Projects Group Inc. and Workplan Holding AG, SPGX sold 10 shares in the capital of Falcon Projects AG (the “Falcon Shares”). Falcon Projects AG is real estate company involved in the financing, buying, selling, holding, managing, and brokering of real estate worldwide, with its primary focus on real estate in Switzerland. The Falcon Shares represented a 10% interest in Falcon Projects AG. As consideration for the sale of the Falcon Shares, Workplan paid SPGX $11,000 as full payment for the Falcon Shares. See Exhibit 10.16 - Purchase Agreement for more details.

Call Option Agreement – Falcon Projects AG

As a condition for the sale of the shares in the capital of Falcon Projects AG, Workplan Holding AG granted a call option to SPGX on four shares of Falcon Projects AG pursuant to the terms and conditions of a call option agreement dated December 26, 2018 between Sustainable Projects Group Inc. and Workplan Holding AG. At its own discretion, SPGX is entitled to acquire up to a maximum of four shares in the capital of Falcon Projects AG at an exercise price of $1,100 per share. The call option may be exercised at any time between March 1, 2019 and September 30, 2020, after which time the option will expire and be null and void. See Exhibit 10.17 – Call Option Agreement for more details.

Purchase Agreement – SP Group (Europe) AG

Pursuant to the terms and conditions of a purchase agreement dated December 26, 2018 between Sustainable Projects Group Inc. and SP Group (Europe) AG, SPGX sold 750,000 shares in the capital of SP Group (Europe) AG (the “SP Group Shares”). As consideration for the sale of the SP Group Shares, SP Group paid SPGX $15,000 as full payment for the SP Group Shares. See Exhibit 10.18 - Purchase Agreement for more details.

Call Option Agreement – SP Group (Europe) AG

As a condition for the sale of the shares in the capital of SP Group (Europe) AG, SP Group (Europe) AG granted a call option to SPGX on 250,000 shares of SP Group (Europe) AG pursuant to the terms and conditions of a call option agreement dated December 26, 2018 between Sustainable Projects Group Inc. and SP Group (Europe) AG. At its own discretion, SPGX is entitled to acquire up to a maximum of 250,000 shares in the capital of SP Group (Europe) AG at an exercise price of $0.02 per share. The call option may be exercised at any time between March 1, 2019 and September 30, 2020, after which time the option will expire and be null and void. See Exhibit 10.19 – Call Option Agreement for more details.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2018, the board of directors approved the change of SPGX’s fiscal year end from May 31 to December 31.

The change of fiscal year will be effective immediately and the transition period will be covered in SPGX’s Form 10-K for 2018.

Form 8-K	Sustainable Projects Group Inc.	Page 3

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibits 10.2, 10.15, 10.16, 10.17, 10.18, and 10.19, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibits 10.2, 10.15, 10.16, 10.17, 10.18, and 10.19 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.2	Property Purchase Agreement dated March 13, 2017 between Sustainable Petroleum Group Inc. and Workplan Holding Inc., filed as an exhibit to SPGX’s Form 8-K (Current Report) filed on March 17, 2017, and incorporated herein by reference.	Filed
10.15	Letter Agreement dated December 31, 2018 between Sustainable Projects Group Inc. and John Leliever	Included
10.16	Purchase Agreement dated December 26, 2018 between Sustainable Projects Group Inc. and Workplan Holding AG	Included
10.17	Call Option Agreement dated December 26, 2018 between Sustainable Projects Group Inc. and Workplan Holding AG	Included
10.18	Purchase Agreement dated December 26, 2018 between Sustainable Projects Group Inc. and SP Group (Europe) AG	Included
10.19	Call Option Agreement dated December 26, 2018 between Sustainable Projects Group Inc. and SP Group (Europe) AG	Included

Form 8-K	Sustainable Projects Group Inc.	Page 4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sustainable Projects Group Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SUStainable Projects group inc.

Dated: February 13, 2019	By:	/s/ Stefan Muehlbauer
Stefan Muehlbauer – CEO